Exhibit 99.1

Shift Announces Merger with CarLotz; a New Business Plan that Enables the Company to Achieve Profitability in 2024; Appointment of new CEO; also Releases Q2 Results

•Shift to merge with CarLotz, a leading used vehicle consignment business; combined company estimated to have approximately $125 million of cash if the merger closes at the end of the year
•Shift is transitioning to a new business plan focused on transacting most sales through its most profitable online checkout channel, which allows consumers to purchase a vehicle online, sight unseen, for pickup or delivery

•Updated financial model enables positive unit economics in 2023 and company-wide profitability in 2024
•Current Shift President Jeff Clementz to serve as CEO effective September 1

SAN FRANCISCO, August 9, 2022 — Shift Technologies, Inc. (Nasdaq: SFT), a leading end-to-end ecommerce platform for buying and selling used cars, announced today several business updates.
Merger with CarLotz
Shift announced today it has entered into a definitive agreement to merge with CarLotz (Nasdaq: LOTZ), a leading used vehicle consignment business, in a stock-for-stock merger.
The merger will bring together the best, most profitable assets from each company, consolidating Shift’s proprietary acquisition engine, best-in-class technology platform, and strong presence on the West Coast with CarLotz’s unique consignment relationships and prime retail locations in the mid-Atlantic region.
Upon closing, the go-forward business plan is expected to be fully funded to profitability by the cash position of the combined company.
More information on the merger can be found in the joint press release and presentation on Shift’s investor relations website.
New Business Plan
Concurrently, Shift announced an updated business plan that is expected to allow it to reach positive unit economics in 2023 and company-wide profitability in 2024.
Key aspects of the plan include focusing most sales through Shift’s most profitable online checkout channel, which allows consumers to purchase a vehicle online, sight unseen for pickup or delivery, and temporarily eliminating test drives. Given current market dynamics, Shift is optimizing inventory mix and assortment to favor Value vehicles, which Shift defines as older than 8 years or having been driven 80,000 miles. These operational changes will also result in a reduction of workforce across the business and rationalization of Shift’s physical footprint.
“At Shift, we’ve always done a great job of enabling the customer to have their desired car-buying experience. Increasingly, we’ve seen that many consumers opt for a true e-commerce offering, where they can purchase the vehicle without any in-person element,” said Jeff Clementz, Shift’s President and incoming CEO. “Focusing on this sales channel not only caters to consumer demand, but is also significantly more profitable in terms of unit economics. I’m extremely confident that the team we have in place is well positioned to execute on this revised business strategy, and I look forward to bringing the Shift and CarLotz teams together once we complete the merger later this year.”
“All of us on Shift’s leadership team and our Board of Directors are very conscious of the toll that the people-related changes will have on our team members. I want to extend my deep appreciation for the incredible impact that our departing teammates have had on Shift and our customers over the years and express our commitment to supporting them as best we can during this difficult transition,” said George Arison, Shift’s Co-Founder and CEO.
More information on the updated business plan can be found in the presentation on Shift’s investor relations website.
Appointment of Jeff Clementz as Company’s Chief Executive Officer (CEO)
Shift’s Board of Directors announced today the appointment of current Shift President Jeff Clementz as CEO effective September 1. After nearly nine years in the role of CEO, Co-founder George Arison will be stepping down and remaining in his role of Chairman of the Board of Directors. Clementz will continue to serve as CEO of Shift following its merger with CarLotz.
More information on this announcement is available in a separate press release on Shift’s investor relations website.
Shift will discuss the transaction and updated business plan, and report its financial results for the second quarter 2022, which ended June 30, 2022, during a conference call on Tuesday, August 9, 2022 at 5:00 p.m. ET (2 p.m. PT). Details of the conference call can be found below.
Second Quarter 2022 Operating Results

All comparisons for the quarter are year-over-year unless otherwise specified.
•Total revenue for the quarter grew 44% year-over-year to a record $223.7 million, versus guidance in the range of $225-235 million.
•Total ecommerce units sold were 6,872, an increase of 17.0%.
•Gross profit per unit was $1,729, growing 8% sequentially from $1,607 in the first quarter of 2022. Adjusted gross profit per unit1 (“Adjusted GPU”) was $1,821, versus guidance in the range of $1,800 - $2,000.
•Net loss was $52.2 million or 23% of revenue, compared to $57.0 million or 26% of revenue in the first quarter of 2022. Adjusted EBITDA1 loss was $36.9 million or 16.5% of revenue, versus guidance in the range of $37.0 to $39.0 million and versus $46.6 million or $21.2% of revenue in the first quarter of 2022.
•SG&A expenses were $58.7 million, or 26.3% of revenue, versus $48.1 million or 31.1% of revenue last year and $63.5 million, or 28.9% of revenue in the first quarter of 2022.

Second Half Outlook

We are providing guidance for the remainder of fiscal year 2022 as follows:

•Revenue in the range of $270 - $290 million,
•Adjusted GPU1,2 in the range of $1,500 - $1,700
•Adjusted EBITDA1,2 loss of $50 - $55 million
Fiscal Year 2022 Outlook

We are providing guidance for the year ending December 31, 2022 as follows:

•Revenue in the range of $690 - $710 million
•Ecommerce units of 21,000 - 24,000
•Adjusted GPU1,2 of $1,600 - $1,700 per ecommerce unit
•Adjusted EBITDA1,2 loss of $133.0 - $138.0 million

____________________________________________________________
1Adjusted Gross Profit, Adjusted Gross Profit per Unit (GPU), Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this press release.
2Specific quantifications of the amounts that would be required to reconcile these items are not available. The Company believes that because of the forward looking nature of the adjusted EBITDA loss and adjusted gross profit guidance, there is uncertainty and unpredictability with respect to certain of its GAAP measures which preclude the Company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The Company believes that providing estimates of the amounts that would be required to reconcile the range of the Company’s adjusted EBITDA and adjusted gross profit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Shift Second Quarter 2022 Results Summary

	Three Months Ended June 30,			Six Months Ended June 30, 2022
	2022	2021	Change (%)	2022	2021	Change (%)
	(in thousands, except per unit and per share amounts)
Revenue	$223,733	$154,850	44%	$378,062	$218,642	73%
Gross profit	11,878	16,331	(27)%	22,665	23,696	(4)%
Adjusted gross profit	12,516	16,591	(25)%	23,801	24,187	(2)%
Net loss	(52,198)	(31,661)	65%	(109,247)	(74,416)	47%
Net loss per share, basic and diluted	(0.64)	(0.41)	56%	(1.37)	(0.95)	44%
Adjusted EBITDA loss	(36,887)	(26,099)	41%	(83,558)	(60,535)	38%

Gross profit per unit	$1,729	$2,781	(38)%	$1,668	$2,296	(27)%
Adjusted gross profit per unit	$1,821	$2,826	(36)%	$1,752	$2,343	(25)%
Ecommerce average selling price per unit	$28,373	$22,090	28%	$27,827	$21,180	31%
Ecommerce units sold	6,872	5,871	17%	13,586	10,323	32%

Conference Call Information
Shift senior management will host a conference call today to discuss the Company’s Q2'2022 financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (833) 634-1255 or (412) 317-6015. To listen to a live audio webcast, please visit Shift’s Investor Relations website at investors.shift.com. A telephonic replay of the conference call will be available until Tuesday, August 16, 2022, and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 9112119.

About Shift

Shift is a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle: finding the right car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. For more information, visit www.shift.com. The contents of our website are not incorporated into this press release.
Important Additional Information
In connection with the proposed transaction, Shift Technologies, Inc. (“Shift”) intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), that will include a joint proxy statement of Shift and CarLotz, that also constitutes a prospectus of Shift (the “joint proxy statement/prospectus”). Security holders of Shift and CarLotz are urged to carefully read the entire registration statement and joint proxy statement/prospectus and other relevant documents filed with the SEC when they become available, because they will contain important information. A definitive joint proxy statement/prospectus will be sent to Shift’s shareholders and to CarLotz’s shareholders. Security holders will be able to obtain the registration statement and the joint proxy statement/prospectus from the SEC’s website or from Shift or CarLotz as described in the paragraph below.
The documents filed by Shift with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Shift by requesting them by mail at 290 Division Street, Suite 400, San Francisco, California. The documents filed by CarLotz with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from CarLotz by requesting them by mail at 3301 W. Moore St., Richmond, Virginia 23230.

Participants in the Solicitation
Shift, CarLotz and certain of their directors, executive officers and employees may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of CarLotz is set forth in the definitive proxy statement for CarLotz’s 2022 annual meeting of stockholders, as previously filed with the SEC on April 29, 2022 and in CarLotz’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 15, 2022, as supplemented by CarLotz subsequent filings with the SEC. Information about the directors and executive officers of Shift and their ownership of Shift shares is set forth in the definitive proxy statement for Shift’s 2022 annual meeting of stockholders, as previously filed with the SEC on June 26, 2022. Free copies of these documents may be obtained as described in the paragraph above.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward-Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) Shift’s ability to sustain its current growth, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (4) the operational and financial outlook of Shift; (5) the ability for Shift to execute its growth strategy; (6) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; (7) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the stockholders of Shift or CarLotz for the transaction are not obtained; (8) litigation relating to the transaction; (9) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (10) risks that the proposed transaction disrupts the current plans and operations of Shift or CarLotz; (11) the ability of Shift and CarLotz to retain and hire key personnel; (12) competitive responses to the proposed transaction; (13) unexpected costs, charges or expenses resulting from the transaction; (14) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (15) the combined companies’ ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; and (16) legislative, regulatory and economic developments and (17) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Key Operating Metrics
Ecommerce Units Sold
We define ecommerce units sold as the number of vehicles sold to customers in a given period, net of returns. We currently have a seven-day, 200 mile return policy. The number of ecommerce units sold is the primary driver of our revenues and, indirectly, gross profit, since ecommerce unit sales enable multiple complementary revenue streams, including all financing and protection products. We view ecommerce units sold as a key measure of our growth, as growth in this metric is an indicator of our ability to successfully scale our operations while maintaining product integrity and customer satisfaction.
Wholesale Units Sold
We define wholesale units sold as the number of vehicles sold through wholesale channels in a given period. While wholesale units are not the primary driver of revenue or gross profit, wholesale is a valuable channel as it allows us to be able to purchase vehicles regardless of condition, which is important for the purpose of accepting a trade-in from a customer making a vehicle purchase from us, and as an online destination for consumers to sell their cars even if not selling us a car that meets our retail standards.
Ecommerce Average Sale Price
We define ecommerce average sale price (“ASP”) as the average price paid by a customer for an ecommerce vehicle, calculated as ecommerce revenue divided by ecommerce units. Ecommerce average sale price helps us gauge market demand in real-time and allows us to maintain a range of inventory that most accurately reflects the overall price spectrum of used vehicle sales in the market.
Wholesale Average Sale Price
We define wholesale average sale price as the average price paid by a customer for a wholesale vehicle, calculated as wholesale revenue divided by wholesale units. We believe this metric provides transparency and is comparable to our peers.
Average Monthly Unique Visitors
We define a monthly unique visitor as an individual who has visited our website within a calendar month, based on data collected on our website. We calculate average monthly unique visitors as the sum of monthly unique visitors in a given period, divided by the number of months in that period. To classify whether a visitor is “unique”, we dedupe (a technique for eliminating duplicate copies of repeating data) each visitor based on email address and phone number, if available, and if not, we use the anonymous ID which lives in each user’s internet cookies. This practice ensures that we do not double-count individuals who visit our website multiple times within a month. We view average monthly unique visitors as a key indicator of the strength of our brand, the effectiveness of our advertising and merchandising campaigns and consumer awareness.
Average Days to Sale
We define average days to sale as the number of days between Shift’s acquisition of a vehicle and sale of that vehicle to a customer, averaged across all ecommerce units sold in a period. We view average days to sale as a useful metric in understanding the health of our inventory.
Ecommerce Vehicles Available for Sale
We define ecommerce vehicles available for sale as the number of ecommerce vehicles in inventory on the last day of a given reporting period. Until we reach an optimal pooled inventory level, we view ecommerce vehicles available for sale as a key measure of our growth. Growth in ecommerce vehicles available for sale increases the selection of vehicles available to consumers, which we believe will allow us to increase the number of vehicles we sell. Moreover, growth in ecommerce vehicles available for sale is an indicator of our ability to scale our vehicle purchasing, inspection and reconditioning operations.

Explanation Of Non-GAAP Measures
In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Adjusted Gross Profit, Adjusted gross profit per unit (“Adjusted GPU”), and Adjusted EBITDA, each of which is discussed below.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of gross profit to Adjusted Gross Profit,” “Reconciliation of gross profit per unit to Adjusted gross profit per unit” and “Reconciliation of net loss to Adjusted EBITDA” included as part of this shareholder letter.
Adjusted Gross Profit
Management evaluates our business based on an adjusted gross profit calculation that removes the financial impact associated with milestones achieved under our Lithia warrant arrangement and depreciation related to reconditioning facilities that is included in cost of sales. These items resulted in reductions in gross profit in our consolidated financial statements as applicable to the periods presented. These are non-cash adjustments, and we do not expect any material future non-cash gross profit adjustments related to the Lithia warrant agreement. We examine adjusted gross profit in aggregate as well as for each of our revenue streams: ecommerce, other, and wholesale.
Adjusted Gross Profit per Unit
We define adjusted gross profit per unit (“Adjusted GPU”) as the adjusted gross profit for ecommerce, other and wholesale, each of which divided by the total number of ecommerce units sold in the period. Adjusted GPU is driven by ecommerce vehicle revenue, which generates additional revenue through attachment of our financing and protection products, and gross profit generated from wholesale vehicle sales. We present Adjusted GPU from our three revenues streams, as ecommerce Adjusted GPU, Wholesale Adjusted GPU and Other Adjusted GPU. We believe Adjusted GPU is a key measure of our growth and long-term profitability.
Adjusted EBITDA and Adjusted EBITDA Margin:
We define Adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization, net interest income or expense, impact of warrant remeasurement, warrant milestone impact, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance.
•Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:
•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

•Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.
•Change in fair value of financial instruments is a non-cash gain or loss. Liability-classified financial instruments represent potential future obligations to settle liabilities by issuing the Company’s common stock. Adjusted EBITDA does not reflect changes in the fair value of these obligations.
•Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.
•Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.
•Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.

Investor Relations Contact:
IR@shift.com

Media Contact:
press@shift.com

Source: Shift Technologies, Inc.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	As of June 30, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$88,482	$182,616
Accounts receivable, net of allowance for doubtful accounts of $293 and $304	8,899	20,084
Inventory	136,566	122,743
Prepaid expenses and other current assets	5,140	7,392
Total current assets	239,087	332,835
Property and equipment, net	10,131	7,940
Operating lease right-of-use assets	38,110	—
Capitalized website and internal use software costs, net	24,047	9,262
Restricted cash, non-current	11,800	11,725
Goodwill	2,524	—
Deferred borrowing costs	414	564
Other non-current assets	3,132	3,414
Total assets	$329,245	$365,740

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$24,049	$15,175
Accrued expenses and other current liabilities	30,010	43,944
Current maturities of operating lease liabilities	6,663	—
Flooring line of credit	93,830	83,252
Total current liabilities	154,552	142,371
Long-term debt, net	162,341	144,335
Non-current operating lease liabilities	34,814	—
Other non-current liabilities	1,645	3,762
Total liabilities	353,352	290,468

Stockholders’ equity (deficit):
Preferred stock – par value $0.0001 per share; 1,000,000 shares authorized at June 30, 2022 and December 31, 2021, respectively	—	—
Common stock – par value $0.0001 per share; 500,000,000 shares authorized at June 30, 2022 and December 31, 2021, respectively; 85,124,455 and 81,369,311 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	9	8
Additional paid-in capital	525,841	515,975
Accumulated deficit	(549,957)	(440,711)
Total stockholders’ equity (deficit)	(24,107)	75,272
Total liabilities and stockholders’ equity (deficit)	$329,245	$365,740

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Ecommerce revenue, net	$194,981	$129,688	$378,062	$218,642
Other revenue, net	9,220	5,075	17,931	9,094
Wholesale vehicle revenue	19,532	20,087	47,319	33,118
Total revenue	223,733	154,850	443,312	260,854
Cost of sales	211,855	138,519	420,647	237,158
Gross profit	11,878	16,331	22,665	23,696
Operating expenses:
Selling, general and administrative expenses	58,744	48,143	122,281	98,378
Depreciation and amortization	2,459	1,561	4,139	2,662
Total operating expenses	61,203	49,704	126,420	101,040
Loss from operations	(49,325)	(33,373)	(103,755)	(77,344)
Change in fair value of financial instruments	—	3,470	—	5,624
Interest and other expense, net	(2,846)	(1,758)	(5,424)	(2,696)
Net loss before income taxes	(52,171)	(31,661)	(109,179)	(74,416)
Provision for income taxes	27	—	68	—
Net loss and comprehensive loss attributable to common stockholders	$(52,198)	$(31,661)	$(109,247)	$(74,416)
Net loss and comprehensive loss per share attributable to common stockholders, basic and diluted	$(0.64)	$(0.41)	$(1.37)	$(0.95)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	80,952,782	78,046,020	79,902,644	78,000,870

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(109,247)	$(74,416)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,957	2,883
Stock-based compensation expense	9,115	13,608
Change in fair value of financial instruments	—	(5,624)
Amortization of operating lease right-of-use assets	5,751	—
Contra-revenue associated with milestones	318	318
Amortization of debt discounts	843	—
Changes in operating assets and liabilities:
Accounts receivable	11,185	(9,906)
Inventory	(14,001)	(73,365)
Prepaid expenses and other current assets	784	(1,019)
Other non-current assets	71	75
Accounts payable	8,712	1,373
Accrued expenses and other current liabilities	(11,802)	3,389
Operating lease liabilities	(3,160)	—
Other non-current liabilities	(1,659)	1,805
Net cash, cash equivalents, and restricted cash used in operating activities	(98,133)	(140,879)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3,358)	(2,921)
Capitalized website internal-use software costs	(5,072)	(2,934)
Business acquisition	(15,000)	—
Net cash, cash equivalents, and restricted cash used in investing activities	(23,430)	(5,855)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from flooring line of credit facility	270,083	162,241
Repayment of flooring line of credit facility	(259,505)	(126,504)
Exchange of warrants for cash	—	(497)
Proceeds from Senior Unsecured Notes, net of discounts	19,591	—
Payment of debt issuance costs	(175)	—
Proceeds from issuance of convertible notes	—	143,768
Premiums paid for Capped Call Transactions	—	(28,391)
Proceeds from stock option exercises, including from early exercised options	3	301
Payment of tax withheld for common stock issued under stock-based compensation plans	(2,453)	—
Repurchase of shares related to early exercised options	(40)	(15)
Net cash, cash equivalents, and restricted cash provided by financing activities	27,504	150,903
Net increase (decrease) in cash, cash equivalents and restricted cash	(94,059)	4,169
Cash, cash equivalents and restricted cash, beginning of period	194,341	235,541
Cash, cash equivalents and restricted cash, end of period	$100,282	$239,710

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Key Operating Metrics
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Units:
Ecommerce units	6,872	5,871	13,586	10,323
Wholesale units	1,161	1,944	3,136	3,471
Total units sold	8,033	7,815	16,722	13,794

Ecommerce ASP	$28,373	$22,090	$27,827	$21,180
Wholesale ASP	$16,823	$10,333	$15,089	$9,541

Gross Profit per Unit
Ecommerce Gross Profit per Unit	$478	$1,857	$405	$1,368
Other Gross Profit per Unit	1,342	864	1,320	881
Wholesale Gross Profit per Unit	(91)	60	(57)	47
Total Gross Profit per Unit	$1,729	$2,781	$1,668	$2,296

Average monthly unique visitors	833,320	563,497	828,088	636,453
Average days to sale	63	53	60	50
Ecommerce vehicles available for sale	5,359	5,200	5,359	5,200

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Gross Profit to Adjusted Gross Profit
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total gross profit:
GAAP total gross profit	$11,878	$16,331	$22,665	$23,696
Warrant impact adjustment (1)	159	159	318	318
Depreciation in cost of sales (2)	479	101	818	173
Adjusted total gross profit	$12,516	$16,591	$23,801	$24,187

Ecommerce gross profit:
GAAP ecommerce gross profit	$3,286	$10,903	$5,502	$14,121
Warrant impact adjustment (1)	—	—	—	—
Depreciation in cost of sales (2)	479	101	818	172
Adjusted ecommerce gross profit	$3,765	$11,004	$6,320	$14,293

Other gross profit:
GAAP other gross profit	$9,220	$5,075	$17,931	$9,094
Warrant impact adjustment (1)	159	159	318	318
Depreciation in cost of sales (2)	—	—	—	—
Adjusted other gross profit	$9,379	$5,234	$18,249	$9,412

Wholesale gross profit:
GAAP wholesale gross profit	$(628)	$353	$(768)	$481
Warrant impact adjustment (1)	—	—	—	—
Depreciation in cost of sales (2)	—	—	—	—
Adjusted wholesale gross profit	$(628)	$353	$(768)	$481
(1)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the condensed consolidated statements of operations and comprehensive loss.
(2)Includes depreciation expense attributed to reconditioning facilities included in cost of sales on the condensed consolidated statements of operations and comprehensive loss.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Gross Profit Per Unit To Adjusted Gross Profit Per Unit
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total gross profit per unit:
GAAP total gross profit per unit	$1,729	$2,781	$1,668	$2,296
Warrant impact adjustment per unit (1)	22	27	24	30
Depreciation adjustment per unit (2)	70	18	60	17
Adjusted total gross profit per unit	$1,821	$2,826	$1,752	$2,343

Ecommerce gross profit per unit:
GAAP ecommerce gross profit per unit	$478	$1,857	$405	$1,368
Warrant impact adjustment per unit (1)	—	—	—	—
Depreciation adjustment per unit (2)	70	18	60	17
Adjusted ecommerce gross profit per unit	$548	$1,875	$465	$1,385

Other gross profit per unit:
GAAP other gross profit per unit	$1,342	$864	$1,320	$881
Warrant impact adjustment per unit (1)	22	27	24	30
Depreciation adjustment per unit (2)	—	—	—	—
Adjusted other gross profit per unit	$1,364	$891	$1,344	$911

Wholesale gross profit per unit:
GAAP wholesale gross profit per unit	$(91)	$60	$(57)	$47
Warrant impact adjustment per unit (1)	—	—	—	—
Depreciation adjustment per unit (2)	—	—	—	—
Adjusted wholesale gross profit per unit	$(91)	$60	$(57)	$47
(1)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the condensed consolidated statements of operations and comprehensive loss.
(2)Includes depreciation expense attributed to reconditioning facilities included in cost of sales on the condensed consolidated statements of operations and comprehensive loss.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Gross Profit To Adjusted Gross Profit (Historical)
(In thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	September 30, 2021	December 31, 2021	June 30, 2021
Total gross profit:
GAAP total gross profit	$16,331	$12,952	$12,141	$23,696
Warrant impact adjustment (1)	159	159	159	318
Depreciation in cost of revenue (2)	101	227	267	172
Adjusted total gross profit	$16,591	$13,338	$12,567	$24,186

Ecommerce gross profit:
GAAP ecommerce gross profit	$10,903	$7,458	$3,683	$14,121
Warrant impact adjustment (1)	—	—	—	—
Depreciation in cost of revenue (2)	101	227	267	172
Adjusted ecommerce gross profit	$11,004	$7,685	$3,950	$14,293

Other gross profit:
GAAP other gross profit	$5,075	$6,215	$7,324	$9,094
Warrant impact adjustment (1)	159	159	159	318
Depreciation in cost of revenue (2)	—	—	—	—
Adjusted other gross profit	$5,234	$6,374	$7,483	$9,412

Wholesale gross profit:
GAAP wholesale gross profit	$353	$(721)	$1,134	$481
Warrant impact adjustment (1)	—	—	—	—
Depreciation in cost of revenue (2)	—	—	—	—
Adjusted wholesale gross profit	$353	$(721)	$1,134	$481
(1)    Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the condensed consolidated statements of operations and comprehensive loss.
(2)     Includes depreciation expense attributed to reconditioning facilities included in cost of sales on the condensed consolidated statements of operations and comprehensive loss.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Gross Profit Per Unit To Adjusted Gross Profit Per Unit (Historical)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	September 30, 2021	December 31, 2021	June 30, 2021
Total gross profit per unit:
GAAP total gross profit per unit	$2,781	$1,997	$1,885	$4,436
Warrant impact adjustment per unit (1)	27	25	25	62
Depreciation adjustment per unit (2)	18	34	41	34
Adjusted total gross profit per unit	$2,826	$2,056	$1,951	$4,532
				$—
Ecommerce gross profit per unit:
GAAP ecommerce gross profit per unit	$1,857	$1,150	$572	$2,580
Warrant impact adjustment per unit (1)	—	—	—	—
Depreciation adjustment per unit (2)	18	34	41	34
Adjusted ecommerce gross profit per unit	$1,875	$1,184	$613	$2,614

Other gross profit per unit:
GAAP other gross profit per unit	$864	$958	$1,137	$1,767
Warrant impact adjustment per unit (1)	27	25	25	62
Depreciation adjustment per unit (2)	—	—	—	—
Adjusted other gross profit per unit	$891	$983	$1,162	$1,829

Wholesale gross profit per unit:
GAAP wholesale gross profit per unit	$60	$(111)	$176	$89
Warrant impact adjustment per unit (1)	—	—	—	—
Depreciation adjustment per unit (2)	—	—	—	—
Adjusted wholesale gross profit per unit	$60	$(111)	$176	$89
(1)    Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the condensed consolidated statements of operations and comprehensive loss.
(2)     Includes depreciation expense attributed to reconditioning facilities included in cost of sales on the condensed consolidated statements of operations and comprehensive loss.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA Reconciliation	2022	2021	2022	2021
Net Loss	$(52,198)	$(31,661)	$(109,247)	$(74,416)
(+) Interest and other expense, net	2,846	1,758	5,424	2,696
(+) Stock-based compensation	4,923	5,405	9,115	13,608
(+) Change in fair value of financial instruments	—	(3,470)	—	(5,624)
(+) Depreciation & amortization	2,938	1,710	4,957	2,883
(+) Warrant impact adjustment - contra-revenue (1)	159	159	318	318
(+) Fair transaction costs	1,600	—	3,071	—
(+) Facility closure costs(2)	1,766	—	1,766	—
(+) Sales tax penalty recovery	(931)	—	(931)	—
(+) At-the-market sales agreement costs	266	—	266	—
(+) Provision for income taxes	(27)	—	(68)	—
(+) One-time severance and transaction bonuses	1,771	—	1,771	—
Adjusted EBITDA	$(36,887)	$(26,099)	$(83,558)	$(60,535)
EBITDA Margin (%)	(16.5)%	(16.9)%	(18.8)%	(23.2)%
(1)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the condensed consolidated statements of operations and comprehensive loss.
(2)Includes non-cash lease charges related to the closure of the Company’s facilities in Miami and Las Vegas.